Exhibit 10.53

NOTE EXCHANGE AGREEMENT

This Note Exchange Agreement (this “Agreement”), dated as of April 27, 2026 (the “Effective Date”), is entered into by and between T3 Defense Inc., a Delaware corporation formerly known as Nukkleus Inc. (the “Company”), and Menachem Shalom (the “Holder”).

RECITALS

WHEREAS, the Board of Directors of the Company has resolved that the outstanding notes issued and assigned to the Holder in connection with the closing of the transactions contemplated by the Amended and Restated Securities Purchase Agreement and Call Option dated September 15, 2025 (as amended, the “Star SPA”) among the Company, Star 26 Capital, Inc., a Nevada corporation (“Star 26”) are convertible at the option of the Holder at a conversion price of $0.5124, the last consolidated bid price as reported by The Nasdaq Stock Market LLC; and

WHEREAS, the Holder hereby elects to convert all outstanding indebtedness of his 3-month promissory note (the “Three-Month Note”) in the original principal amount of $254,791, and his 6-month promissory note (the “Six-Month Note”) in the original principal amount of $1,841,209 plus accrued interest thereon of $42,962 (in the aggregate, the “Notes”);

WHEREAS, the Company and the Holder desire to cancel and extinguish the amounts of the Notes as provided above in exchange for the issuance to the Holder of an aggregate of 4,174,399 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), all on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. CANCELLATION AND EXCHANGE OF NOTES

1.1 Cancellation. Effective as of the Effective Date, the principal balance and any accrued interest reflected by the Notes, and all rights, obligations and liabilities of the Company thereunder, including the obligation to repay the principal amount thereof and to pay any accrued and unpaid interest thereon, are hereby automatically and irrevocably cancelled, discharged and extinguished in full. The Holder hereby releases and forever discharges the Company from any and all obligations arising under or relating to the Notes.

1.2 Issuance of Exchange Shares. In consideration of, and in exchange for, the cancellation of the Notes, the Company shall issue to the Holder, as of the Effective Date, an aggregate of 4,174,399 shares of Common Stock (the “Shares”). The amount of Shares was determined by (a) dividing the outstanding amounts of the Notes and all accrued interest thereon (consisting of $254,791 in outstanding principal and accrued interest with respect to the Three-Month Note and $1,884,171 in outstanding principal and accrued interest with respect to the Six-Month Note by (b) $0.5124, which is the consolidated bid price as reported by The Nasdaq Stock Market LLC on April 24, 2026.

1.3 Delivery. On the Effective Date, (a) the Notes shall be deemed cancelled and no longer in force and effect, and (b) the Company shall instruct its transfer agent to issue the Shares to the Holder in book-entry form.

1.4 Full Satisfaction. The Holder acknowledges and agrees that the issuance of the Shares pursuant to this Agreement constitutes payment and satisfaction in full of all amounts owed by the Company under the Notes, including all principal, accrued and unpaid interest, and any other amounts payable thereunder.

2. REPRESENTATIONS AND WARRANTIES OF THE HOLDER

The Holder represents and warrants to the Company, as of the Effective Date, as follows:

2.1 Authority; Enforceability. The Holder has full power, authority and legal capacity to execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by the Holder and constitutes the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms.

2.2 Ownership of Notes. The Holder is the sole legal and beneficial owner of the Notes, free and clear of all liens, claims, encumbrances, adverse claims and rights of any third parties. The Holder has not assigned, transferred, pledged or hypothecated any interest in the Notes to any other person.

2.3 Investment Representations. The Holder is acquiring the Shares for his own account, for investment purposes only, and not with a view to or for distribution or resale in violation of the Securities Act of 1933, as amended (the “Securities Act”). The Holder understands that the Shares have not been registered under the Securities Act or any applicable state securities laws, are being issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and constitute “restricted securities” within the meaning of Rule 144 under the Securities Act.

2.4 Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

2.5 Access to Information. The Holder has access to all information regarding the Company and its subsidiaries that the Holder deems necessary to make an informed investment decision with respect to the Shares, and has had the opportunity to ask questions of, and receive answers from, the Company’s management.

2.6 Legend. The Holder acknowledges that the Shares shall bear a restrictive legend substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘ACT’), OR ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.”

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Holder, as of the Effective Date, as follows:

3.1 Authority; Enforceability. The Company has full corporate power and authority to execute, deliver and perform this Agreement and to issue the Shares. This Agreement has been duly authorized by all necessary corporate action on the part of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.2 Valid Issuance. When issued and delivered in accordance with this Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of all liens and encumbrances (other than restrictions on transfer imposed by applicable securities laws).

3.3 Sufficient Authorized Shares. The Company has a sufficient number of shares of Common Stock authorized and available for issuance to permit the issuance of the Shares in accordance with this Agreement.

4. MISCELLANEOUS

4.1 Further Assurances. Each party shall execute and deliver such additional documents and take such further actions as the other party may reasonably request to carry out the intent and purposes of this Agreement.

4.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter.

4.3 Amendment; Waiver. This Agreement may be amended or modified only by a written instrument signed by both parties. No waiver of any provision of this Agreement shall be effective unless in writing signed by the party against whom such waiver is sought to be enforced.

4.4 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule thereof.

4.5 Counterparts. This Agreement may be executed in counterparts (including by electronic or PDF signature), each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

T3 DEFENSE INC.

By:	/s/ Reuven Yeganeh
Name:	Reuven Yeganeh
Title:	Director

HOLDER:

/s/ Menachem Shalom
Name:	Menachem Shalom

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